Exhibit 99.1

New Relic Announces First Quarter Fiscal Year 2024 Results

Total revenue of $242.6 million, up 12% year over year

GAAP operating margin of (14)%, non-GAAP operating margin of 15%

Enters into definitive agreement to be acquired by Francisco Partners and TPG for $6.5 billion

San Francisco – July 31, 2023 – New Relic, Inc. (NYSE: NEWR), the all-in-one observability platform for every engineer, announced financial results for the first quarter of fiscal year 2024.

Fiscal 2024 First Quarter Results:

•	Revenue: Total revenue was $242.6 million, up 12% from $216.5 million one year ago. Consumption revenue was $213.9 million, up 39% year over year.

•	Gross Margin and Non-GAAP Gross Margin(1): Gross margin was 77.6%, compared to 70.5% one year ago. Non-GAAP gross margin was 79.4%, compared to 72.5% one year ago.

•

Operating Income and Non-GAAP Operating Income(1): Loss from operations was $(33.0) million, compared to $(55.7) million one year ago. Non-GAAP operating income was $36.4 million, compared to $(17.2) million loss one year ago.

•	Operating Margin and Non-GAAP Operating Margin(1): Operating margin was (13.6)%, compared to (25.7)% one year ago. Non-GAAP operating margin was 15.0%, compared to (7.9)% one year ago.

•

Net Income Per Share and Non-GAAP Net Income Per Share(1): Fully diluted net loss per share was $(0.54), compared to $(0.76) one year ago, while non-GAAP fully diluted net income per share was $0.43, compared to $(0.26) one year ago. Fully diluted share count was 71.5 million.

•	Cash, Cash Equivalents and Short-Term Investments: Cash, cash equivalents and short-term investments were $457.0 million as of June 30, 2023.

•

Cash Flows From Operating Activities and Free Cash Flow: Trailing four quarter cash flows from operating activities was $89.1 million, compared to $36.8 million one year ago. Trailing four quarter free cash flow was $69.0 million, compared to $18.7 million one year ago.

Recent Business Highlights:

•

Recognized for Technology Leadership – Gartner named New Relic a leader in 2023 Gartner® Magic Quadrant™ for APM and Observability for the 11th consecutive time. GigaOm named New Relic a Leader and Fast Mover in the 2023 GigaOm Radar for AIOps.

•

Redefining Application Performance Monitoring (APM) – New Relic’s recently launched APM 360 capability empowers all engineers to make APM a daily practice with insights from every development stage and every part of the application stack.

•

Deepening Security Capabilities – New Relic launched the public preview of Interactive Application Security Testing (IAST) capabilities to accelerate security testing and enable dev, ops, and security teams to ship secure code faster.

•

Growing its Technology Partner Ecosystem – New Relic continued to grow its technology partner ecosystem, and now offers integrations with 650+ cloud services, open source tools, and enterprise technologies. The Company also deepened its partnership with AWS by providing integration with Amazon Security Lake log data and events.

•

Broadening Environmental, Social, and Governance (ESG) Commitment – New Relic published its second annual ESG impact report for 2023. The full report can be accessed at https://newrelic.com/about/environmental-social-governance.

Transaction with Francisco Partners and TPG

In a separate press release issued today, New Relic announced it has entered into a definitive agreement to be acquired by Francisco Partners and TPG. A copy of the press release can be found on New Relic’s investor relations website at http://ir.newrelic.com. The additional details and information about the terms and conditions of the definitive agreement and the transactions contemplated today are available in the Current Report on Form 8-K filed by New Relic with the Securities and Exchange Commission (SEC).

Given the announced transaction, New Relic will not host an earnings conference call or provide financial guidance in conjunction with this earnings release. New Relic is also withdrawing its previous financial guidance for fiscal year 2024 and has suspended any further updates as a result of the pending transaction. In addition, New Relic will no longer attend the Canaccord Genuity 43rd Annual Growth Conference on August 10, 2023 in light of the pending transaction. For further detail and discussion of New Relic’s financial performance please refer to New Relic’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2023, which will be filed later today with the SEC.

(1)

This press release uses non-GAAP financial metrics that are adjusted for the impact of various GAAP items. See the section titled “Non-GAAP Financial Measures” and the tables entitled “Reconciliation from GAAP to Non-GAAP Results” below for details.

About New Relic

As a leader in observability, New Relic empowers engineers with a data-driven approach to planning, building, deploying, and running great software. New Relic delivers the only unified data platform that empowers engineers to get all telemetry—metrics, events, logs, and traces—paired with powerful full stack analysis tools to help engineers do their best work with data, not opinions. Delivered through the industry’s first usage-based consumption pricing that’s intuitive and predictable, New Relic gives engineers more value for the money by helping improve planning cycle times, change failure rates, release frequency, and mean time to resolution. This helps the world’s leading brands including adidas Runtastic, American Red Cross, Australia Post, Banco Inter, Chegg, GoTo Group, Ryanair, Sainsbury’s, Signify Health, TopGolf, and World Fuel Services (WFS) improve uptime, reliability, and operational efficiency to deliver exceptional customer experiences that fuel innovation and growth. www.newrelic.com.

Important Information and Where to Find It

This communication is being made in respect of the proposed transaction involving New Relic, FP and TPG. A special stockholder meeting will be announced soon to obtain stockholder approval in connection with the proposed transaction. New Relic expects to file with the Securities and Exchange Commission (the “SEC”) a proxy statement and other relevant documents in connection with the proposed merger. The definitive proxy statement will be sent or given to the stockholders of New Relic and will contain important information about the proposed transaction and related matters. INVESTORS OF NEW RELIC ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER RELEVANT MATERIALS CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND RELATED MATTERS. Investors may obtain a free copy of these materials (when they are available) and other documents filed by the Company with the SEC at the SEC’s website at www.sec.gov and at New Relic’s website at ir.newrelic.com/financial-information.

Participants in the Solicitation

New Relic and certain of its directors, executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from its stockholders in connection with the proposed merger. Information regarding the persons who may, under the rules of the SEC, be considered to be participants in the solicitation of New Relic’s stockholders in connection with the proposed merger will be set forth in New Relic’s definitive proxy statement for its special stockholder meeting. Additional information regarding these individuals and any direct or indirect interests they may have in the proposed merger will be set forth in the definitive proxy statement when and if it is filed with the SEC in connection with the proposed merger.

Forward-Looking Statements

This communication contains “forward-looking statements” within the meaning of federal securities laws, including Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are based on New Relic’s current expectations, estimates and projections about the expected date of closing of the proposed transaction and the potential benefits thereof, its business and industry, management’s beliefs and certain assumptions made by New Relic, FP and TPG, all of which are subject to change. Such statements generally include words such as “may,” “will,” “should,” “would,” “might,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential,” or “continue” or the negative of these words or other similar terms or expressions that concern our expectations, estimates and projections. The forward-looking statements in this communication include statements regarding the transaction and the ability to consummate the transaction. Forward-looking statements speak only as of the date they are made, and New Relic undertakes no obligation to update any of them publicly in light of new information or future events. Actual results could differ materially from those contained in any forward-looking statement as a result of various factors, including, without limitation: (i) the completion of the proposed transaction on anticipated terms and timing, including obtaining stockholder and regulatory approvals, anticipated tax treatment, unforeseen liabilities, future capital expenditures, revenues, expenses, earnings, synergies, economic performance, indebtedness, financial condition, losses, future prospects, business and management strategies for the management, expansion and growth of New Relic’s business and other conditions to the completion of the transaction; (ii) conditions to the closing of the transaction may not be satisfied; (iii) the transaction may involve unexpected costs, liabilities or delays; (iv) the outcome of any legal proceedings related to the transaction; (v) the failure by FP and TPG to obtain the necessary debt financing arrangements set forth in the commitment letters received in connection with the transaction; (vi) New Relic’s ability to implement its business strategy; (vii) significant transaction costs associated with the proposed transaction; (viii) potential litigation relating to the proposed transaction; (ix) the risk that disruptions from the proposed transaction will harm New Relic’s business, including current plans and operations; (x) the ability of New Relic to retain and hire key personnel; (xi) potential adverse reactions or changes to business relationships resulting from the announcement or completion of the proposed transaction; (xii) legislative, regulatory and economic developments affecting New Relic’s business; (xiii) general economic and market developments and conditions; (xiv) the evolving legal, regulatory and tax regimes under which New Relic operates; (xv) potential business uncertainty, including changes to existing business relationships, during the pendency of the merger that could affect New Relic’s financial performance; (xvi) restrictions during the pendency of the proposed transaction that may impact New Relic’s ability to pursue certain business opportunities or strategic transactions; and (xvii) unpredictability and severity of catastrophic events, including, but not limited to, acts of terrorism or outbreak of war or hostilities, as well as New Relic’s response to any of the aforementioned factors. While the list of factors presented here is considered representative, such list should not be considered to be a complete statement of all potential risks and uncertainties. Unlisted factors may present significant additional obstacles to the realization of forward-looking statements. Consequences of material differences in results as compared with those anticipated in the forward-looking statements could include, among other things, business disruption, operational problems, financial loss, legal liability to third parties and similar risks, any of which could have a material adverse effect on New Relic’s financial condition, results of operations, or liquidity. New Relic does not assume any obligation to publicly provide revisions or updates to any forward-looking statements, whether as a result of new information, future developments or otherwise, should circumstances change, except as otherwise required by securities and other applicable laws.

Non-GAAP Financial Measures

New Relic discloses the following non-GAAP financial measures in this press release and the earnings call referencing this press release: non-GAAP operating income (loss), non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses (research and development, sales and marketing, and general and administrative), non-GAAP operating margin, non-GAAP net income (loss), non-GAAP net income (loss) per diluted share, non-GAAP net income (loss) per basic share and free cash flow. New Relic uses each of these non-GAAP financial measures internally to understand and compare operating results across accounting periods, for internal budgeting and forecasting purposes, for short- and long-term operating plans, and to evaluate New Relic’s financial performance. In addition, New Relic’s bonus plan for eligible employees and executives is based in part on non-GAAP income (loss) from operations. New Relic believes these non-GAAP financial measures are useful to investors, as a supplement to GAAP measures, in evaluating its operational performance, as further discussed below. New Relic’s non-GAAP financial measures may not provide information that is directly comparable to that provided by other companies in its industry, as other companies in its industry may calculate non-GAAP financial results differently, particularly related to non-recurring and unusual items. In addition, there are limitations in using non-GAAP financial measures because the non-GAAP financial measures are not prepared in accordance with GAAP and may be different from non-GAAP financial measures used by other companies and exclude expenses that may have a material impact on New Relic’s reported financial results.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, or superior to, financial information prepared in accordance with GAAP. A reconciliation of the historical non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included below in this press release.

New Relic defines non-GAAP income (loss) from operations, non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses (sales and marketing, research and development, general and administrative), non-GAAP operating margin, non-GAAP net income (loss), non-GAAP net income (loss) per diluted share and non-GAAP net income (loss) per basic share as the respective GAAP balances, adjusted for, as applicable: (1) stock-based compensation-related expenses, (2) the amortization of purchased intangibles, (3) amortization of debt discount and issuance costs, (4) lawsuit litigation cost and other expense, (5) restructuring charges, and (6) non-GAAP tax adjustment. Non-GAAP net income (loss) per basic and diluted share is calculated as non-GAAP net income (loss) divided by weighted-average shares used to compute net income (loss) per share, basic and diluted, with the number of weighted-average shares decreased to reflect the anti-dilutive impact of the capped call transactions entered into in connection with the 0.50% Convertible Senior Notes due 2023 issued in May 2018. New Relic defines free cash flow as GAAP cash from operations, minus capital expenditures and minus capitalized software. Investors are encouraged to review the reconciliation of these historical non-GAAP financial measures to their most directly comparable GAAP financial measures.

Management believes these non-GAAP financial measures are useful to investors and others in assessing New Relic’s operating performance due to the following factors:

Stock-based compensation-related expenses. New Relic’s stock-based compensation-related expenses include stock-based compensation expense, amortization of stock-based compensation capitalized in software development costs and employer payroll tax expense on equity incentive plans. New Relic utilizes share-based compensation to attract and retain employees. It is principally aimed at aligning their interests with those of the Company’s stockholders and at long-term retention, rather than to address operational performance for any particular period. As a result, share-based compensation expenses vary for reasons that are generally unrelated to financial and operational performance in any particular period. The Company further excludes employer payroll tax expense on equity incentive plans as these expenses are tied to the exercise or vesting of underlying equity awards and the price of the Company’s common stock at the time of vesting or exercise. As a result, these taxes may vary in any particular period independent of the financial and operating performance of the Company’s business.

Amortization of purchased intangibles. New Relic views amortization of purchased intangible assets as items arising from pre-acquisition activities determined at the time of an acquisition. While these intangible assets are evaluated for impairment regularly, amortization of the cost of purchased intangibles is an expense that is not typically affected by operations during any particular period. Amortization of purchased intangibles varies in amount and frequency and is significantly impacted by the timing and size of the Company’s acquisitions. Management finds it useful to exclude these non-cash charges from operating expenses to assist in budgeting, planning, and forecasting future periods. The use of intangible assets contributed to the Company’s revenues during the periods presented and will also contribute to its revenues in future periods. Amortization of purchased intangible assets will recur in future periods.

Amortization of debt discount and issuance costs. In May 2018, New Relic issued $500.25 million of its 0.50% convertible senior notes due 2023 (the “Notes”), which bore interest at an annual fixed rate of 0.5%. The Notes matured and were repaid in cash on May 1, 2023. The debt issuance costs were amortized as interest expense. The expense for the amortization of debt issuance costs is a non-cash item, and New Relic believes the exclusion of this interest expense will provide for a more useful comparison of its operational performance in different periods.

Lawsuit litigation cost and other expense. New Relic may from time to time incur charges or benefits related to litigation or transactions that are outside of the ordinary course of New Relic’s business. New Relic believes it is useful to exclude such charges or benefits because it does not consider such amounts to be part of the ongoing operation of New Relic’s business and because of the singular nature of the claims underlying the matter.

Restructuring charges. In August 2022, New Relic commenced a restructuring plan to realign its cost structure with its business needs as the Company moved to focus resources on top priorities, and in March 2023, the Company approved a new restructuring plan in connection with the reduction of its global real estate footprint in line with its Flex First philosophy. In the first fiscal quarter of 2024, the Company announced the adoption of a new restructuring plan focused on realigning resources with the Company’s business needs in driving the growth of its consumption business. As a result of this and previously announced restructuring plans, New Relic incurred charges of approximately $21.7 million consisting of employee wages, termination benefits, and lease exit costs for the three months ended June 30, 2023. New Relic believes it is appropriate to exclude the restructuring charges because they are not indicative of future operating results.

Non-GAAP tax adjustment. The Company used a long-term projected non-GAAP tax rate to provide consistency across interim reporting periods with non-GAAP net income. As the Company was forecasted to be non-GAAP profitable on an annual basis starting in fiscal year 2024, New Relic applied the non-GAAP tax rate prospectively in the first fiscal quarter of 2024. In determining the non-GAAP tax rate, New Relic excluded the impact of nonrecurring items and made assumptions including those about tax legislation and its tax positions. New Relic projected a 24.0% non-GAAP tax rate based on non-GAAP financial projections and applied it to the non-GAAP profit before tax.

Additionally, New Relic’s management believes that the non-GAAP financial measure free cash flow is meaningful to investors because management reviews cash flows generated from operations after taking into consideration capital expenditures and the capitalization of software development costs due to the fact that these expenditures are considered to be a necessary component of ongoing operations.

Operating Metrics

Active Customer Accounts. New Relic defines an Active Customer Account at the end of any period as an individual account, as identified by a unique account identifier, aggregated at the parent hierarchy level, for which New Relic has recognized any revenue in the fiscal quarter. The number of Active Customer Accounts that is reported as of a particular date is rounded down to the nearest hundred.

Number of Active Customer Accounts with Revenue Greater than $100,000. As a measure of New Relic’s ability to scale with its customers and attract large enterprises to its platform, New Relic counts the number of Active Customer Accounts for which it has recognized greater than $100,000 in revenue in the trailing 12-months.

Percentage of Revenue from Active Customer Accounts Greater than $100,000. New Relic also looks at its percentage of overall revenue it receives from its Active Customer Accounts with revenue greater than $100,000 in any given quarter as an indicator of its relative performance when selling to New Relic’s large customer relationships or its smaller revenue accounts.

Net Revenue Retention Rate (“NRR”). NRR monitors the growth in use of New Relic’s platform by its existing active customer accounts and allows New Relic to measure the health of its business and future growth prospects. To calculate NRR, New Relic first identifies the cohort of Active Customer Accounts that were Active Customer Accounts in the same quarter of the prior fiscal year. Next, New Relic identifies the measurement period as the 12-month period ending with the period reported and the prior comparison period as the corresponding period in the prior year. NRR is the quotient obtained by dividing the revenue generated from a cohort of Active Customer Accounts in the measurement period by the revenue generated from that same cohort in the prior comparison period.

New Relic is a registered trademark of New Relic, Inc.

All product and company names herein may be trademarks of their registered owners.

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New Relic, Inc.

Condensed Consolidated Statements of Operations

(In thousands, except per share data; unaudited)

	Three Months Ended June 30,
	2023	2022
Revenue	$242,628	$216,459
Cost of revenue	54,440	63,893

Gross profit	188,188	152,566
Operating expenses:
Research and development	80,310	64,769
Sales and marketing	94,019	104,420
General and administrative	46,849	39,030

Total operating expenses	221,178	208,219

Loss from operations	(32,990)	(55,653)
Other income (expense):
Interest income	4,593	1,110
Interest expense	(429)	(1,232)
Other expense, net	(1,666)	(209)

Loss before income taxes	(30,492)	(55,984)
Income tax provision	2,830	267

Net loss	$(33,322)	$(56,251)

Net loss and adjustment attributable to redeemable non-controlling interest	(4,109)	6,012

Net loss attributable to New Relic	$(37,431)	$(50,239)

Net loss attributable to New Relic per share, basic and diluted	$(0.54)	$(0.76)

Weighted-average shares used to compute net loss per share, basic and diluted	69,546	66,421

New Relic, Inc.

Supplemental Revenue Disaggregation

(In thousands; unaudited)

	Three Months Ended June 30,
	2023	2022
Subscription	$28,720	$63,080
Consumption	213,908	153,379

Total revenue	$242,628	$216,459

New Relic, Inc.

Condensed Consolidated Balance Sheets

(In thousands, except par value; unaudited)

	June 30, 2023	March 31, 2023
Assets
Current assets:
Cash and cash equivalents	$240,699	$625,727
Short-term investments	216,285	254,085
Accounts receivable, net of allowances of $2,576 and $3,121, respectively	132,002	234,287
Prepaid expenses and other current assets	19,678	17,747
Deferred contract acquisition costs	13,203	14,962

Total current assets	621,867	1,146,808
Property and equipment, net	48,141	48,509
Restricted cash	5,805	5,795
Goodwill	172,298	172,298
Intangible assets, net	10,128	11,603
Deferred contract acquisition costs, non-current	10,831	8,558
Lease right-of-use assets	16,641	19,678
Other assets, non-current	5,573	5,759

Total assets	$891,284	$1,419,008

Liabilities, redeemable non-controlling interest and stockholders’ equity
Current liabilities:
Accounts payable	$39,356	$29,452
Accrued compensation and benefits	43,970	37,552
Other current liabilities	33,076	39,424
Convertible senior notes, current	—	500,044
Deferred revenue	313,139	370,987
Lease liabilities	8,992	10,928

Total current liabilities	438,533	988,387
Lease liabilities, non-current	35,846	38,384
Deferred revenue, non-current	6,374	3,800
Other liabilities, non-current	30,430	24,897

Total liabilities	511,183	1,055,468
Redeemable non-controlling interest	27,214	23,105
Stockholders’ equity:
Common stock, $0.001 par value	70	69
Treasury stock—at cost (260 shares)	(263)	(263)
Additional paid-in capital	1,360,656	1,311,615
Accumulated other comprehensive loss	(6,591)	(7,432)
Accumulated deficit	(1,000,985)	(963,554)

Total stockholders’ equity	352,887	340,435

Total liabilities, redeemable non-controlling interest, and stockholders’ equity	$891,284	$1,419,008

New Relic, Inc.

Condensed Consolidated Statements of Cash Flows

(In thousands; unaudited)

	Three Months Ended June 30,
	2023	2022
Cash flows from operating activities:
Net loss attributable to New Relic	$(37,431)	$(50,239)
Net loss and adjustment attributable to redeemable non-controlling interest	$4,109	$(6,012)

Net loss:	$(33,322)	$(56,251)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	6,727	10,644
Amortization of deferred contract acquisition costs	5,190	7,224
Stock-based compensation expense	46,437	34,882
Amortization of debt discount and issuance costs	206	593
Non-cash charges related to restructuring activities	3,167	—
Other	829	(352)
Changes in operating assets and liabilities, net of acquisition of business:
Accounts receivable, net	102,285	116,545
Prepaid expenses and other assets	(2,984)	(147)
Deferred contract acquisition costs	(5,704)	(416)
Lease right-of-use assets	1,629	2,562
Accounts payable	10,124	2,650
Accrued compensation and benefits and other liabilities	(191)	(4,562)
Lease liabilities	(810)	(4,457)
Deferred revenue	(55,274)	(65,906)

Net cash provided by operating activities	78,309	43,009
Cash flows from investing activities:
Purchases of property and equipment	(515)	(1,294)
Proceeds from sale of property and equipment	415	943
Purchases of short-term investments	—	(50,373)
Proceeds from sale and maturity of short-term investments	38,500	44,175
Capitalized software development costs	(4,279)	(3,387)

Net cash provided by (used in) investing activities	34,121	(9,936)
Cash flows from financing activities:
Payment of convertible senior notes	(500,250)	—
Proceeds from exercise of employee stock options	2,802	1,725

Net cash provided by (used in) financing activities	(497,448)	1,725

Net increase (decrease) in cash, cash equivalents and restricted cash	(385,018)	34,798
Cash, cash equivalents and restricted cash at beginning of period	631,522	274,470

Cash, cash equivalents and restricted cash at end of period	$246,504	$309,268

New Relic, Inc.

Reconciliation from GAAP to Non-GAAP Results

(In thousands, except per share data; unaudited)

	Three Months Ended June 30,
	2023	2022
Reconciliation of gross profit and gross margin:
GAAP gross profit	$188,188	$152,566
Plus: Stock-based compensation-related expenses	1,850	2,137
Plus: Amortization of purchased intangibles	1,475	2,291
Plus: Restructuring charges	1,060	—

Non-GAAP gross profit	$192,573	$156,994

GAAP gross margin	77.6%	70.5%
Non-GAAP adjustments	1.8%	2.0%

Non-GAAP gross margin	79.4%	72.5%

Reconciliation of operating expenses:
GAAP research and development	$80,310	$64,769
Less: Stock-based compensation-related expenses	(17,259)	(13,525)
Less: Restructuring charges	(8,821)	—

Non-GAAP research and development	$54,230	$51,244

GAAP sales and marketing	$94,019	$104,420
Less: Stock-based compensation-related expenses	(12,304)	(10,751)
Less: Restructuring charges	(7,785)	—

Non-GAAP sales and marketing	$73,930	$93,669

GAAP general and administrative	$46,849	$39,030
Less: Stock-based compensation-related expenses	(12,307)	(9,966)
Less: Lawsuit litigation cost and other expense	(2,573)	174
Less: Restructuring charges	(3,991)	—

Non-GAAP general and administrative	$27,978	$29,238

Reconciliation of income (loss) from operations and operating margin:
GAAP loss from operations	$(32,990)	$(55,653)
Plus: Stock-based compensation-related expenses	43,720	36,379
Plus: Amortization of purchased intangibles	1,475	2,291
Plus: Lawsuit litigation cost and other expense	2,573	(174)
Plus: Restructuring charges	21,657	—

Non-GAAP income (loss) from operations	$36,435	$(17,157)

GAAP operating margin	(13.6)%	(25.7)%
Non-GAAP adjustments	28.6%	17.8%

Non-GAAP operating margin	15.0%	(7.9)%

Reconciliation of net income (loss):
GAAP net loss	$(33,322)	$(56,251)
Plus: Stock-based compensation-related expenses	43,720	36,379
Plus: Amortization of purchased intangibles	1,475	2,291
Plus: Lawsuit litigation cost and other expense	2,573	(174)
Plus: Amortization of debt discount and issuance costs	206	593
Plus: Restructuring charges	21,657	—
Less: Non-GAAP tax adjustment	(5,884)	—

Non-GAAP net income (loss)	$30,425	$(17,162)

Non-GAAP net income (loss) per share:
Basic	$0.44	$(0.26)
Diluted	$0.43	$(0.26)
Shares used in non-GAAP per share calculations:
Basic	69,546	66,421
Diluted	71,525	66,421

New Relic, Inc.

Reconciliation of GAAP Cash Flows from Operating Activities to Free Cash Flow

(In thousands; unaudited)

	Three Months Ended June 30,
	2023	2022
Net cash provided by operating activities	$78,309	$43,009
Capital expenditures	(515)	(1,294)
Capitalized software development costs	(4,279)	(3,387)

Free cash flow (Non-GAAP)	$73,515	$38,328

Net cash provided by (used in) investing activities	$34,121	$(9,936)
Net cash provided by (used in) financing activities	$(497,448)	$1,725

Investor Contact

Ingo Friedrichowitz

New Relic, Inc.

IR@newrelic.com

Media Contact

Elena Keamy

New Relic, Inc

PR@newrelic.com

Source: New Relic Corporate Communications